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                      CONSENT AND REPORT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANT

   We hereby consent to the use in this Registration Statement of our report dated August 1, 1996, except for notes 2 and 3, which are dated October 14, 1996 and notes 1, 4, 5 and 7, which are dated January 27, 1997 relating to the financial statements of Commodore Separation Technologies, Inc. (a development stage company), and to the reference to our Firm under the caption "Experts" in the prospectus.

                                          TANNER + CO.
Salt Lake City, Utah
January 27, 1997